EXHIBIT 4.1
Control No.
SUBSCRIPTION RIGHTS CERTIFICATE FOR LEVITT CORPORATION RIGHTS OFFERING
Levitt Corporation (the “Company”) is conducting a rights offering (the “Rights Offering”) that entitles the holders of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), and Class B Common Stock, par value $0.01 per share (the “Class B Common Stock,” and collectively with the Class A Common Stock, the “Common Stock”), as of the close of business on August 27, 2007 (the “Record Date”) to receive 5.0414 subscription rights for each share of Common Stock held of record on the Record Date. No fractional shares or cash in lieu thereof will be issued or paid. Instead, the number of subscription rights received will be rounded up to the next largest whole number. Each whole subscription right entitles the holder thereof to subscribe for and purchase one share of Class A Common Stock (the “Basic Subscription Right”) at a subscription price of $2.00 per share. A holder of subscription rights who exercises his, her or its Basic Subscription Right in full may also exercise an over-subscription right (the “Over-Subscription Right”) to purchase at a subscription price of $2.00 per share additional shares of Class A Common Stock that remain unsubscribed for at the expiration of the Rights Offering, subject to availability and allocation of shares among persons exercising this Over-Subscription Right. The Rights Offering will expire at 5:00 p.m., New York City time, on October 1, 2007, unless extended in the sole discretion of the Company (as it may be extended, the “Expiration Date”).
METHOD OF EXERCISE OF RIGHTS
IN ORDER TO EXERCISE YOUR SUBSCRIPTION RIGHTS, COMPLETE AND SIGN THE EXERCISE FORM ON THE REVERSE SIDE AND RETURN IT TOGETHER WITH PAYMENT IN FULL FOR THE SHARES SUBSCRIBED FOR TO THE SUBSCRIPTION AGENT, COMPUTERSHARE TRUST COMPANY, N.A. TO BE TIMELY, THE SUBSCRIPTION AGENT MUST RECEIVE THE PROPERLY COMPLETED AND EXECUTED EXERCISE FORM AND PAYMENT IN FULL FOR THE SHARES SUBSCRIBED FOR AT OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
ALTERNATIVELY, YOU CAN SUBSCRIBE FOR SHARES BY USING A NOTICE OF GUARANTEED DELIVERY. IF A NOTICE OF GUARANTEED DELIVERY IS USED, THE SUBSCRIPTION AGENT MUST RECEIVE (i) THE PROPERLY COMPLETED AND EXECUTED NOTICE OF GUARANTEED DELIVERY AT OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE AND (ii) THE PROPERLY COMPLETED AND EXECUTED EXERCISE FORM AND PAYMENT IN FULL FOR THE SHARES SUBSCRIBED FOR AT OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE THIRD BUSINESS DAY AFTER THE EXPIRATION DATE.
Full payment for the shares subscribed for pursuant to both the Basic Subscription Right and Over-Subscription Right must be made payable in United States dollars by check, bank draft or money order payable to “Levitt Corporation c/o Computershare Trust Company, N.A.”
For a more complete description of the terms and conditions of the Rights Offering, please refer to the Company’s prospectus dated August 29, 2007 (the “Prospectus”), which is incorporated herein by reference. Copies of the Prospectus are available upon request from Georgeson Inc., the information agent (Shareholders: (866) 413-8827; banks and brokers: (212) 440-9800).
Stock certificates for the shares acquired pursuant to the Basic Subscription Right will be mailed promptly after the Expiration Date and after full payment for the shares subscribed for has been received and cleared. Stock certificates for the shares acquired pursuant to the Over-Subscription Right will be mailed as soon as practicable after full payment has been received and cleared and all allocations have been effected. Any excess payment to be refunded to a shareholder will be mailed by the Subscription Agent to such shareholder as promptly as possible. Delivery to an address other than one of the addresses listed below will not constitute valid delivery.

BY MAIL:	BY EXPRESS MAIL, OVERNIGHT COURIER OR HAND DELIVERY:

Computershare Trust Company, N.A. Attn: Levitt Rights Offering P.O. Box 859208 Braintree, MA 02185	Computershare Trust Company, N.A. Attn: Levitt Rights Offering 161 Bay State Drive Braintree, MA 02184
Account #:
Maximum Shares of Class A Common Stock Available:
Number of Subscription Rights Issued:

SECTION 1: OFFERING INSTRUCTIONS
I apply for                                  shares under the Basic Subscription Right at $2.00 per share = $
IF YOU HAVE SUBSCRIBED IN FULL FOR YOUR BASIC SUBSCRIPTION RIGHT AND WISH TO PURCHASE ADDITIONAL SHARES PURSUANT TO THE OVER-SUBSCRIPTION RIGHT:
I apply for                                  shares under the Over-Subscription Right at $2.00 per share = $
Total Amount Enclosed = $

SECTION 2: SUBSCRIPTION AUTHORIZATION
I acknowledge that I have received the Prospectus for the Rights Offering, and I hereby irrevocably subscribe for the number of shares of Class A Common Stock indicated above on the terms and conditions set forth in the Prospectus.

Signature of subscriber(s)

Telephone number (including area code)(        )

SECTION 3: SPECIAL ISSUANCE INSTRUCTIONS (IF YOU COMPLETE THIS SECTION, YOU MUST ALSO COMPLETE SECTIONS 4 AND 5)
The subscription rights are not transferable in any way, except to affiliates of the recipient and except by operation of law. By executing below, you hereby represent and warrant that the person in whose name you are requesting that we issue the shares of Class A Common Stock is your affiliate or is a transferee by operation of law. Evidence satisfactory to the Company that any such permitted transfer is proper must be delivered by mail, express mail or overnight courier or by hand to Computershare Trust Company, N.A. at the address specified in the Prospectus prior to the Expiration Date.
Complete the following ONLY if the certificate representing the shares of Class A Common Stock is to be issued in a name other than that of the registered holder.
Issue Shares to:                                                                  Soc. Sec. #/Tax ID #:
Address:

SECTION 4: ACKNOWLEDGMENT (TO BE COMPLETED ONLY IF YOU COMPLETED SECTION 3. IF YOU COMPLETE THIS SECTION, YOU MUST ALSO COMPLETE SECTION 5)
     I/We acknowledge receipt of the Prospectus and understand that, after delivery to Computershare Trust Company, N.A., as Subscription Agent for Levitt Corporation, I/we may not modify or revoke this subscription rights certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct.
     The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company’s transfer agent without any alteration or change whatsoever.
     Signature(s) of Registered Holder:                                                  Date:
     If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).
     Name:                                                  Capacity:                                                                  Soc. Sec. #/Tax ID #:
     Address:                                                                                                  Phone:

SECTION 5: GUARANTEE OF SIGNATURES (TO BE COMPLETED ONLY IF YOU COMPLETED SECTIONS 3 AND 4)
     All subscription rights holders who specify special issuance instructions must have their signatures guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

Name of Firm	Authorized Signature

Address	Name

City, State, Zip Code	Title

Area Code and Telephone Number